UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Bylaws.

On September 21, 2016, the Board of Directors of Valero Energy Corporation (“Valero”) approved certain amendments to its Amended and Restated Bylaws to amend:

•	Article I thereof by adding a new Section 9A entitled “Proxy Access for Director Nominations,” and

•	Article I, Section 13(d) to add that a nominee for director (with respect to Section 9 of the Bylaws) must deliver to the Corporation’s Secretary a written representation and agreement that the nominee is qualified and intends to serve as a director for the entire term for which he or she is standing for election.

The foregoing description of the amendments is qualified by reference to the full text of Valero’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Amended and Restated Bylaws of Valero Energy Corporation (amended and restated as of September 21, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: September 27, 2016	by:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel